EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES RESULTS FOR
THIRD QUARTER ENDED SEPTEMBER 30, 2009

Natick, MA (October 19, 2009) -- Boston Scientific Corporation (NYSE: BSX) today announced financial results for the third quarter ended September 30, 2009, as well as guidance for net sales and earnings per share (EPS) for the fourth quarter and full year 2009.

Third quarter highlights (Sales growth rates are constant currency):

•	Increased sales three percent to $2.025 billion and achieved adjusted EPS of $0.19, both within the Company’s guidance ranges
•	Reported GAAP EPS of $0.13, at the high end of the Company’s range
•	Maintained leadership position in the worldwide drug-eluting stent (DES) market with a 41 percent share, including a 49 percent share of the U.S. market and a 47 percent share of the Japanese market
•	Increased worldwide cardiac rhythm management (CRM) product sales eight percent
•	Increased worldwide Endosurgery sales eight percent, including a 10 percent increase in Endoscopy sales
•	Increased worldwide Neuromodulation sales 21 percent
•	Prepaid $225 million of term loan debt
•	Settled 14 outstanding patent litigation matters with Johnson & Johnson

“So far this year, CRM market growth has not been as strong as expected, but our CRM business has continued to grow, and we have not seen the slowdown in hospital stocking described by St. Jude,” said Ray Elliott, President and Chief Executive Officer of Boston Scientific.  “In DES, we maintained our worldwide leadership position.  A key component of that leadership has been our TAXUS franchise, which has been studied in more than 46,000 patients over the past nine years.  The COMPARE data presented last month are inconsistent with the overall body of TAXUS evidence, and we expect that the results of future studies will be more in line with those of other TAXUS trials.  Single-center, non-double blinded, underpowered studies, such as COMPARE, are not considered optimal trial protocol.  Moreover, we have the industry’s only two-drug platform and the finest sales and marketing team in the business, two important competitive advantages that should help ensure continued DES leadership.”

Net sales for the third quarter of 2009 were $2.025 billion, as compared to net sales of $1.978 billion for the third quarter of 2008, which included sales from divested businesses of $12 million. Excluding the impact of foreign currency and sales from divested businesses, net sales increased three percent over the prior period.

Worldwide CRM sales for the third quarter – on a reported basis – were as follows:

(in millions)	U.S.		International		Worldwide
	Q3 2009	Q3 2008	Q3 2009	Q3 2008	Q3 2009	Q3 2008
ICD systems	$314	$291	$131	$132	$445	$423
Pacemaker systems	90	86	73	63	163	149

	404	377	204	195	608	572
Electrophysiology	30	30	8	10	38	40
Total CRM	$434	$407	$212	$205	$646	$612

Worldwide coronary stent system sales for the third quarter – on a reported basis – were as follows:

(in millions)	U.S.		International		Worldwide
	Q3 2009	Q3 2008	Q3 2009	Q3 2008	Q3 2009	Q3 2008
Drug-eluting	$222	$209	$189	$187	$411	$396
Bare-metal	14	19	27	31	41	50

Total coronary stent systems	$236	$228	$216	$218	$452	$446

Reported net income for the third quarter of 2009 was $200 million, or $0.13 per share. Reported results included litigation-related credits, restructuring and restructuring-related costs and amortization expense (after-tax) of $91 million, or $0.06 per share, which consisted of:

•	a $37 million ($58 million pre-tax) credit associated with the reduction of previously recorded reserves associated with certain litigation-related matters;
•	$21 million ($28 million pre-tax) of restructuring and restructuring-related costs associated with the Company’s Plant Network Optimization program and 2007 restructuring plan; and
•	$107 million ($126 million pre-tax) of amortization expense.

Adjusted net income for the third quarter of 2009, excluding these net charges, was $291 million, or $0.19 per share.

Reported net loss for the third quarter of 2008 was $62 million, or $0.04 per share.  Reported results included intangible asset impairment charges; acquisition-, divestiture-, and litigation-

related net charges; restructuring and restructuring-related costs and amortization expense (after-tax) of $298 million, or $0.20 per share.  Adjusted net income for the third quarter of 2008, excluding these charges, was $236 million, or $0.16 per share.

“The quarter was marked by significant clinical accomplishments,” said Elliott.  “We announced final results from the MADIT-CRT trial, which clearly demonstrated that CRT-D therapy slows the progression of heart failure, and we completed enrollment in the PLATINUM workhorse trial evaluating our next-generation PROMUS® Element™ Everolimus-Eluting Coronary Stent System.  We also obtained key product approvals, including CE Mark for the LATITUDE Patient Management System and FDA approval of the TAXUS® Liberte® Long Paclitaxel-Eluting Coronary Stent System.  These developments are further evidence of the strength and promise of our CRM and Cardiovascular businesses.”

Guidance for Fourth Quarter and Full Year 2009

The Company estimates net sales for the fourth quarter of 2009 of between $2.025 billion and $2.125 billion. Adjusted earnings – excluding acquisition-related credits, restructuring and restructuring-related costs, and amortization expense – are estimated to range between $0.17 and $0.21 per share. The Company estimates net income on a GAAP basis of between $0.20 and $0.25 per share.

The Company has updated its net sales estimate for the full year of 2009 to between $8.134 billion and $8.234 billion. The Company now expects adjusted earnings for the full year – excluding intangible asset impairment charges; acquisition-, divestiture-, and litigation-related net charges; restructuring and restructuring-related costs; discrete tax items; and amortization expense – of between $0.75 and $0.79 per share. The Company expects net income on a GAAP basis of between $0.43 and $0.48 per share.

Boston Scientific officials will be discussing these results with analysts on a conference call at 8:00 a.m. (ET) Tuesday, October 20. The Company will webcast the call to all interested parties through its website: www.bostonscientific.com. Please see the website for details on how to access the webcast. The webcast will be available for one year on the Boston Scientific website.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties. For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements may be identified by words like “anticipate,” “expect,” “project,” “believe,” “plan,” “estimate,” “intend” and similar words.  These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance.  These forward-looking statements include, among other things, statements regarding our financial performance, our growth strategy, new product approvals, clinical trials, our market position, acquisitions and divestitures, restructuring activities and litigation matters.  If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements.  These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release.  As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item IA- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

Use of non-GAAP Financial Information

A reconciliation of the Company’s non-GAAP financial measures to the corresponding GAAP measures, and an explanation of the Company’s use of these non-GAAP measures, is included in the exhibits attached to this press release.

CONTACT: Paul Donovan 508-650-8541 (office) 508-667-5165 (mobile) Media Relations Boston Scientific Corporation Larry Neumann 508-650-8696 (office) Investor Relations Boston Scientific Corporation

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED GAAP RESULTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
in millions, except per share data	2009	2008	2009	2008

Net sales	$2,025	$1,978	$6,109	$6,048
Cost of products sold	629	655	1,867	1,839
Gross profit	1,396	1,323	4,242	4,209

Operating expenses:
Selling, general and administrative expenses	665	610	1,987	1,925
Research and development expenses	258	252	778	749
Royalty expense	51	51	149	144
Loss on program termination			16
Amortization expense	126	131	381	410
Intangible asset impairment charges		155	10	155
Purchased research and development		(8)	17	21
Acquisition-related milestone		(250)		(250)
Gain on divestitures				(250)
Restructuring charges	9	20	44	59
Litigation-related net (credits) charges	(58)	334	229	334
	1,051	1,295	3,611	3,297
Operating income	345	28	631	912

Other income (expense):
Interest expense	(91)	(112)	(285)	(361)
Other, net	(4)	16	(13)	(57)
Income (loss) before income taxes	250	(68)	333	494
Income tax expense (benefit)	50	(6)	(12)	136
Net income (loss)	$200	$(62)	$345	$358

Net income (loss) per common share — basic	$0.13	$(0.04)	$0.23	$0.24
Net income (loss) per common share — assuming dilution	$0.13	$(0.04)	$0.23	$0.24

Weighted-average shares outstanding
Basic	1,509.3	1,500.9	1,507.0	1,497.5
Assuming dilution	1,520.2	1,500.9	1,514.4	1,504.4

BOSTON SCIENTIFIC CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
in millions, except share data	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,381	$1,641
Trade accounts receivable, net	1,431	1,402
Inventories	942	853
Deferred income taxes	825	911
Prepaid expenses and other current assets	383	645
Total current assets	4,962	5,452

Property, plant and equipment, net	1,731	1,728
Goodwill	12,432	12,421
Other intangible assets, net	6,855	7,244
Other long-term assets	249	294
	$26,229	$27,139

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current debt obligations	$106	$2
Accounts payable	225	239
Accrued expenses	2,137	2,612
Other current liabilities	264	380
Total current liabilities	2,732	3,233

Long-term debt	5,924	6,743
Deferred income taxes	2,133	2,262
Other long-term liabilities	1,849	1,727

Commitments and contingencies

Stockholders’ equity
Preferred stock, $ .01 par value - authorized 50,000,000 shares, none issued and outstanding
Common stock, $ .01 par value - authorized 2,000,000,000 shares and issued 1,510,249,821 shares as of September 30, 2009 and 1,501,635,679 shares as of December 31, 2008	15	15
Additional paid-in capital	16,056	15,944
Accumulated deficit	(2,387)	(2,732)
Other stockholders’ deficit	(93)	(53)
Total stockholders’ equity	13,591	13,174
	$26,229	$27,139

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Three Months Ended September 30,					Nine Months Ended September 30,
	2009		2008			2009		2008
in millions, except per share data	Net income	Impact per diluted share	Net (loss) income	Impact per diluted share		Net income	Impact per diluted share	Net income	Impact per diluted share
GAAP results	$200	$0.13	$(62)	$(0.04)		$345	$0.23	$358	$0.24
Non-GAAP adjustments:
Intangible asset impairment charges			129	0.09	*	8	0.01	129	0.09
Acquisition-related net (credits) charges			(192)	(0.13	) *	17	0.01	(164)	(0.11)
Divestiture-related net gains			(26)	(0.02	) *	(2)	(0.00)	(78)	(0.06)
Restructuring-related charges	21	0.01	25	0.02	*	69	0.05	72	0.05
Litigation-related net (credits) charges	(37)	(0.02)	266	0.18	*	203	0.13	266	0.18
Discrete tax items						(74)	(0.05)
Amortization expense	107	0.07	96	0.06	*	312	0.20	314	0.21
Adjusted results	$291	$0.19	$236	$0.16		$878	$0.58	$897	$0.60

* Assumes dilution of 7.0 million shares

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP NET INCOME AND NET INCOME PER COMMON SHARE RECONCILIATIONS (CONT.)
(Unaudited)

	Three Months Ended		Nine Months Ended
(in millions)	September 30,		September 30,
	2009	2008	2009	2008
Intangible asset impairment charges:
Intangible asset impairment charges		$155	$10	$155
Income tax benefit (a)		(26)	(2)	(26)
Intangible asset impairment charges, net of tax		$129	$8	$129

Acquisition-related net (credits) charges:
Acquisition-related milestone		$(250)		$(250)
Purchased research and development		(8)	$17	21
		(258)	17	(229)
Income tax expense (a)		66		65
Acquisition-related net (credits) charges, net of tax		$(192)	$17	$(164)

Divestiture-related net gains:
Gain on divestitures				$(250)
Net (gain) loss on sale of investments (b)		$(15)	$(3)	80
		(15)	(3)	(170)
Income tax (benefit) expense (a)		(11)	1	92
Divestiture-related net gains, net of tax		$(26)	$(2)	$(78)

Restructuring-related charges:
Restructuring charges	$9	$20	$44	$59
Restructuring-related charges (c)	19	14	50	40
	28	34	94	99
Income tax benefit (a)	(7)	(9)	(25)	(27)
Restructuring-related charges, net of tax	$21	$25	$69	$72

Litigation-related net (credits) charges:
Litigation-related charges		$334	$287	$334
Litigation-related credits	$(58)		(58)
	(58)	334	229	334
Income tax expense (benefit) (a)	21	(68)	(26)	(68)
Litigation-related net (credits) charges, net of tax	$(37)	$266	$203	$266

Discrete tax items:
Income tax benefit (a)			$(74)

Amortization expense:
Amortization expense	$126	$131	$381	$410
Income tax benefit (a)	(19)	(35)	(69)	(96)
Amortization expense, net of tax	$107	$96	$312	$314

(a) Amounts are tax effected at the Company’s effective tax rate, unless the amount is a significant unusual or infrequently occurring item, in accordance with FASB Accounting Standards Codification section 740-270-30, “General Methodology and Use of Estimated Annual Effective Tax Rate.”
(b) Recorded to other, net.
(c) In the third quarter of 2009, recorded $13 million to cost of products sold; $5 million to selling, general and administrative expenses; and $1 million to research and development expenses. In the third quarter of 2008, recorded $4 million to cost of products sold; $9 million to selling, general and administrative expenses; and $1 million to research and development expenses. In the first nine months of 2009, recorded $36 million to cost of products sold; $11 million to selling, general and administrative expenses; and $3 million to research and development expenses. In the first nine months of 2008, recorded $11 million to cost of products sold; $24 million to selling, general and administrative expenses; and $5 million to research and development expenses.

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Three Months Ended		As Reported		Constant
	September 30,		Currency		Currency
in millions	2009	2008	Basis		Basis

United States	$1,167	$1,125	4%		4%

EMEA	438	472	(7	) %	(1	) %
Japan	243	198	23%		7%
Inter-Continental	175	171	2%		9%
International	856	841	2%		3%

Subtotal	2,023	1,966	3%		3%

Divested Businesses	2	12	N/A		N/A

Worldwide	$2,025	$1,978	2%		3%

			Change
	Three Months Ended		As Reported		Constant
	September 30,		Currency		Currency
in millions	2009	2008	Basis		Basis

Cardiac Rhythm Management	$608	$572	6%		8%
Electrophysiology	38	40	(3	) %	(3	) %
Cardiac Rhythm Management Group	646	612	6%		7%

Interventional Cardiology	682	694	(2	) %	(2	) %
Peripheral Interventions	164	166	(1	) %	0%
Cardiovascular Group	846	860	(2	) %	(2	) %

Neurovascular	85	88	(2	) %	(2	) %

Endoscopy	260	238	9%		10%
Urology/Gynecology	114	109	4%		4%
Endosurgery Group	374	347	8%		8%

Neuromodulation	72	59	21%		21%

Subtotal	2,023	1,966	3%		3%

Divested Businesses	2	12	N/A		N/A

Worldwide	$2,025	$1,978	2%		3%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q3 2009 Net Sales as compared to Q3 2008
	Change
in millions	As Reported Currency Basis	Constant Currency Basis	Estimated Impact of Foreign Currency

United States	$42	$42

EMEA	(34)	(4)	$(30)
Japan	45	13	32
Inter-Continental	4	17	(13)
International	15	26	(11)

Subtotal	57	68	(11)

Divested Businesses	(10)	(10)	0

Worldwide	$47	$58	$(11)

	Q3 2009 Net Sales as compared to Q3 2008
	Change
in millions	As Reported Currency Basis	Constant Currency Basis	Estimated Impact of Foreign Currency

Cardiac Rhythm Management	$36	$45	$(9)
Electrophysiology	(2)	(2)	0
Cardiac Rhythm Management Group	34	43	(9)

Interventional Cardiology	(12)	(13)	1
Peripheral Interventions	(2)	(1)	(1)
Cardiovascular Group	(14)	(14)	0

Neurovascular	(3)	(2)	(1)

Endoscopy	22	23	(1)
Urology/Gynecology	5	5	0
Endosurgery Group	27	28	(1)

Neuromodulation	13	13	0

Subtotal	57	68	(11)

Divested Businesses	(10)	(10)	0

Worldwide	$47	$58	$(11)

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
WORLDWIDE SALES
(Unaudited)

			Change
	Nine Months Ended		As Reported		Constant
	September 30,		Currency		Currency
in millions	2009	2008	Basis		Basis

United States	$3,530	$3,330	6%		6%

EMEA	1,353	1,509	(10	) %	2%
Japan	726	626	16%		4%
Inter-Continental	491	521	(6	) %	8%
International	2,570	2,656	(3	) %	4%

Subtotal	6,100	5,986	2%		5%

Divested Businesses	9	62	N/A		N/A

Worldwide	$6,109	$6,048	1%		4%

			Change
	Nine Months Ended		As Reported		Constant
	September 30,		Currency		Currency
in millions	2009	2008	Basis		Basis

Cardiac Rhythm Management	$1,806	$1,715	5%		9%
Electrophysiology	112	116	(3	) %	(2	) %
Cardiac Rhythm Management Group	1,918	1,831	5%		8%

Interventional Cardiology	2,155	2,158	0%		3%
Peripheral Interventions	493	520	(6	) %	(2	) %
Cardiovascular Group	2,648	2,678	(1	) %	2%

Neurovascular	259	272	(4	) %	(1	) %

Endoscopy	737	710	4%		7%
Urology/Gynecology	333	318	5%		6%
Endosurgery Group	1,070	1,028	4%		7%

Neuromodulation	205	177	16%		16%

Subtotal	6,100	5,986	2%		5%

Divested Businesses	9	62	N/A		N/A

Worldwide	$6,109	$6,048	1%		4%

Growth rates are based on actual, non-rounded amounts and may not recalculate precisely.

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
NON-GAAP CONSTANT CURRENCY NET SALES RECONCILIATIONS
(Unaudited)

	Q3 2009 YTD Net Sales as compared to Q3 2008 YTD
	Change
in millions	As Reported Currency Basis	Constant Currency Basis	Estimated Impact of Foreign Currency

United States	$200	$200

EMEA	(156)	24	$(180)
Japan	100	26	74
Inter-Continental	(30)	43	(73)
International	(86)	93	(179)

Subtotal	114	293	(179)

Divested Businesses	(53)	(53)	0

Worldwide	$61	$240	$(179)

	Q3 2009 YTD Net Sales as compared to Q3 2008 YTD
	Change
in millions	As Reported Currency Basis	Constant Currency Basis	Estimated Impact of Foreign Currency

Cardiac Rhythm Management	$91	$152	$(61)
Electrophysiology	(4)	(2)	(2)
Cardiac Rhythm Management Group	87	150	(63)

Interventional Cardiology	(3)	55	(58)
Peripheral Interventions	(27)	(8)	(19)
Cardiovascular Group	(30)	47	(77)

Neurovascular	(13)	(4)	(9)

Endoscopy	27	51	(24)
Urology/Gynecology	15	20	(5)
Endosurgery Group	42	71	(29)

Neuromodulation	28	29	(1)

Subtotal	114	293	(179)

Divested Businesses	(53)	(53)	0

Worldwide	$61	$240	$(179)

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

BOSTON SCIENTIFIC CORPORATION
ESTIMATED NON-GAAP NET INCOME PER COMMON SHARE RECONCILIATIONS
(Unaudited)

	Q4 2009 Estimate	Q4 2009 Estimate
	(Low)	(High)
GAAP results	$0.20	$0.25

Estimated acquisition-related credits	(0.12)	(0.12)
Estimated restructuring-related charges	0.02	0.01
Estimated amortization expense	0.07	0.07

Adjusted results	$0.17	$0.21

	2009 Estimate	2009 Estimate
	(Low)	(High)
GAAP results	$0.43	$0.48

Estimated intangible asset impairment charges	0.01	0.01
Estimated acquisition-related net credits	(0.11)	(0.11)
Estimated restructuring-related charges	0.07	0.06
Estimated litigation-related net charges	0.13	0.13
Estimated discrete tax items	(0.05)	(0.05)
Estimated amortization expense	0.27	0.27

Adjusted results	$0.75	$0.79

An explanation of the Company’s use of these non-GAAP measures is provided at the end of this document.

Use of Non-GAAP Financial Measures

To supplement Boston Scientific’s condensed consolidated financial statements presented on a GAAP basis; the Company discloses certain non-GAAP measures that exclude certain amounts, including non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange. These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles in the United States.

The GAAP measure most comparable to non-GAAP net income is GAAP net income and the GAAP measure most comparable to non-GAAP net income per share is GAAP net income per share. Reconciliations of each of these non-GAAP financial measures to the corresponding GAAP measure are included in the accompanying schedules.

To calculate regional and divisional revenue growth rates that exclude the impact of foreign exchange, the Company converts actual current-period net sales from local currency to U.S. dollars using constant foreign exchange rates. The GAAP measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue. A reconciliation of this non-GAAP financial measure to the corresponding GAAP measure is included in the accompanying schedules.

Use and Economic Substance of Non-GAAP Financial Measures Used by Boston Scientific
Management uses these supplemental non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company’s business, to assess its performance relative to its competitors, and to establish operational goals and forecasts that are used in allocating resources. In addition, management uses these non-GAAP measures to further its understanding of the performance of the Company’s operating segments. The adjustments excluded from the Company’s non-GAAP measures are consistent with those excluded from its reportable segments’ measure of profit or loss. These adjustments are excluded from the segment measures that are reported to the Company’s chief operating decision maker and are used to make operating decisions and assess performance.

The following is an explanation of each of the adjustments that management excluded as part of its non-GAAP measures for the nine months ended September 30, 2009 and 2008 and for the forecasted three month period and full year ending December 31, 2009, as well as reasons for excluding each of these individual items:

•
Intangible asset impairment charges - These amounts represent non-cash write-downs of certain of the Company’s intangible assets. Following the Company’s acquisition of Guidant in 2006, and the related increase in the Company’s debt, management has heightened its focus on cash generation and debt pay down. Management removes the impact of these charges from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, these charges are excluded from management’s assessment of operating performance and are also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

•
Acquisition-related net charges (credits) - These adjustments consist of purchased research and development and a gain resulting from the receipt of an acquisition-related milestone payment. Purchased research and development is a highly variable charge based on the extent and nature of external technology acquisitions during the period. The acquisition-related milestone received in the third quarter of 2008 is one of two receipts the Company expects to receive as a result of Guidant Corporation’s sale of its vascular intervention and endovascular solutions businesses to Abbott Laboratories and is not indicative of future operating results. Management removes the impact of these charges (credits) from the Company’s operating results to facilitate an evaluation of the Company’s current operating performance and a comparison to the Company’s past operating performance.

•
Divestiture-related gains and losses – These amounts represent gains and losses, and related tax impacts, that the Company recognized related to the sale of non-strategic assets, including the sale of certain businesses, development programs and non-strategic investments. The sale and transfer of these non-strategic assets were substantially completed during 2008. These gains and losses are not indicative of future operating performance and are not used by management to assess operating performance. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and a comparison to the Company’s past operating performance.

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Restructuring and restructuring-related costs – These adjustments primarily represent severance, employee-related retention incentives, asset write-offs, accelerated depreciation, costs to transfer production lines from one facility to another, and other costs associated with the Company’s Plant Network Optimization and 2007 Restructuring plans. These expenses are not indicative of the Company’s on-going operating performance and are excluded by management in assessing the Company’s operating performance, as well as from the Company’s operating segments’ measures of profit and loss used for making operating decisions and assessing performance. Accordingly, management excluded these charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and a comparison to the Company’s past operating performance.

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Litigation-related (credits) charges –These amounts represent significant (credits) charges related to litigation. The credit in the third quarter of 2009 represents the reduction of previously recorded reserves associated with certain litigation matters, and the charges during the first quarter of 2009 and third quarter of 2008 are attributable to certain patent litigation matters. Management does not believe these items reflect expected on-going operating expenses. Accordingly, management excluded these (credits) charges for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and for comparison to the Company’s past operating performance.

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Discrete tax items - These items represent current period adjustments of certain tax positions, which were initially established in prior periods as a result of acquisitions or as a result of divestiture- and litigation-related charges, or restructuring and restructuring-related costs. These adjustments do not reflect expected on-going operating results. Accordingly, management excluded these amounts for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance and for comparison to the Company’s past operating performance.

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Amortization expense - Amortization expense is a non-cash charge and does not impact the Company’s liquidity or compliance with the covenants included in its debt agreements. Management removes the impact of amortization from the Company’s operating performance to assist in assessing the Company’s cash generated from operations. Management believes this is a critical metric for the Company in measuring the Company’s ability to generate cash and pay down debt. Therefore, amortization expense is excluded from management’s assessment of operating performance and is also excluded from the measures management uses to set employee compensation. Accordingly, management believes this may be useful information to users of its financial statements and therefore has excluded amortization expense for purposes of calculating these non-GAAP measures to facilitate an evaluation of the Company’s current operating performance, particularly in terms of liquidity.

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Foreign exchange on net sales - The impact of foreign exchange is highly variable and difficult to predict. Accordingly, management excludes the impact of foreign exchange for purposes of reviewing regional and divisional revenue growth rates to facilitate an evaluation of the Company’s current operating performance and comparison to the Company’s past operating performance.

Material Limitations Associated with the Use of Non-GAAP Financial Measures
Non-GAAP net income, non-GAAP net income per diluted share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation from or as a replacement for GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are:

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Items such as purchased research and development, gains on acquisition-related milestones and divestiture-related gains and losses reflect economic costs and benefits to the Company and are not reflected in non-GAAP net income and non-GAAP net income per diluted share.

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Items such as restructuring and restructuring-related costs, litigation-related (credits) charges, and discrete tax items that are excluded from non-GAAP net income and non-GAAP net income per diluted share can have a material impact on cash flows and GAAP net income and net income per diluted share.

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Amortization expense and intangible asset impairment charges, though not directly affecting Boston Scientific’s cash flow position, represent a reduction in value of intangible assets. The expense associated with this reduction in value is not included in Boston Scientific’s non-GAAP net income or non-GAAP net income per diluted share and therefore these measures do not reflect the full effect of the reduction in value of those intangible assets.

•	Revenue growth rates stated on a constant currency basis, by their nature, exclude the impact of foreign exchange, which may have a material impact on GAAP net sales.

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Other companies may calculate non-GAAP net income, non-GAAP net income per diluted share, or regional and divisional revenue growth rates that exclude the impact of foreign exchange differently than Boston Scientific does, limiting the usefulness of those measures for comparative purposes.

Compensation for Limitations Associated with Use of Non-GAAP Financial Measures
Boston Scientific compensates for the limitations on its non-GAAP financial measures by relying upon its GAAP results to gain a complete picture of the Company’s performance. The non-GAAP numbers focus instead upon the core business of the Company, which is only a subset, albeit a critical one, of the Company’s performance.

The Company provides detailed reconciliations of each non-GAAP financial measure to its most directly comparable GAAP measure in the accompanying schedules, and Boston Scientific encourages investors to review these reconciliations.

Usefulness of Non-GAAP Financial Measures to Investors
The Company believes that presenting non-GAAP net income, non-GAAP net income per share, and regional and divisional revenue growth rates that exclude the impact of foreign exchange in addition to the related GAAP measures provides investors greater transparency to the information used by Boston Scientific management for its financial and operational decision-making and allows investors to see Boston Scientific’s results “through the eyes” of management. The Company further believes that providing this information better enables Boston Scientific’s investors to understand the Company’s operating performance and to evaluate the methodology used by management to evaluate and measure such performance.